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                                                                    EXHIBIT 99.1


                      PRICELINE.COM NAMES NEW BOARD MEMBERS

     NORWALK, Conn., April 23, 2003 . . . Priceline.com(R)(Nasdaq: PCLN) today announced the appointment of Patricia L. Francy and Jeffrey E. Epstein to its Board of Directors. Ms. Francy currently is Treasurer and Controller for Columbia University. Mr. Epstein currently is Senior Vice President and Chief Financial Officer of VNU's Media Measurement and Information (MMI) Group, whose businesses include Nielsen Media Research.

The appointments are effective immediately. Ms. Francy also will serve on priceline.com's Audit Committee.

"Patty Francy and Jeff Epstein bring deep financial backgrounds to priceline.com's board and we are fortunate to have them join us," said Chairman Richard S. Braddock. "We're excited about the expertise they will bring to the board, and we look forward to working with them."

At Columbia, Ms. Francy oversees the University's $2.3 billion financial operations and works closely with the University Trustees on their Audit and Finance Committees. Prior to becoming Treasurer & Controller, she was Columbia's Director of Finance and Director of Budget Operations. She is Director of Reid Hall in Paris, Columbia's junior year abroad and advanced learning center, and the Matheson Foundation, for research in basic neurosciences. She holds an EPBA from Columbia University's Graduate School of Business. Ms. Francy serves on the Advisory Board for the Center for Values Based Leadership. She is currently Treasurer & Director of the national boards of Junior Achievement and Outward Bound and Expeditionary Learning Outward Bound, a model for comprehensive school reform implemented in over 100 elementary, middle and high schools. She was former Chairman of the Women's Economic Roundtable and continues to serve on its Board. She is a Director of the Siebert Financial Corporation and the Women's Financial Network (WFN) by Siebert.

Mr. Epstein is responsible for all financial functions of VNU's $1 billion MMI Group. MMI Group provides data, research and insight to the world's leading media companies through its businesses, which include Nielsen Media Research, Monitor Plus, SRDS, Scarborough (50%), IMS, MRP, Nielsen//NetRatings and Nielsen Entertainment. In addition to his financial responsibilities, Mr. Epstein is a member of the MMI Group Media Board and Entertainment Board, and is a member of the Board of Directors of NetRatings. Before joining VNU, Mr. Epstein held senior management positions with DoubleClick, including Chief Financial Officer. Mr. Epstein holds a B.A. from Yale and an MBA from Stanford.

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ABOUT PRICELINE.COM

Priceline.com offers products for sale in two categories: a travel service that offers leisure airline tickets, hotel rooms, rental cars, vacation packages and cruises; and a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee. Priceline.com also owns the Internet domain names and trademarks of LowestFare.com, another Web-based travel site, and is part-owner of Travelweb LLC. Priceline.com licenses its business model to independent licensees, including pricelinemortgage and certain international licensees.

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For press information: Brian Ek at priceline.com 203-299-8167
(brian.ek@priceline.com)


INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, "may," "will," "should," "could," "expects," "does not currently expect," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company's actual results to differ materially from those described in the forward-looking statements: adverse changes in general market conditions for leisure and other travel products as the result of, among other things, terrorist attacks or war in Iraq; adverse changes in the Company's relationships with airlines and other product and service providers including, without limitation, the withdrawal of suppliers from the priceline.com system; the bankruptcy or insolvency of another major domestic airline; the effects of increased competition; systems-related failures and/or security breaches; the Company's ability to protect its intellectual property rights; losses by the Company and its licensees; final adjustments made in closing the quarter; legal and regulatory risks and the ability to attract and retain qualified personnel. For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements, please refer to the Company's most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.